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                                    EXHIBIT 6.2

                     STAR CHOICE MDU SYSTEM OPERATOR AGREEMENT

This System Operator Agreement ("Agreement") is made and entered into as of this 27th day of August, 1998 ("Execution Date") between Star Choice, a Canadian corporation, and MDU Communications Inc. ("System Operator").

                                      RECITALS

     A. Star Choice operates a direct to Home satellite ("DTH") service through which subscribers are able to receive video, audio, data and other commercial programming distributed by Star Choice via a direct to home satellite system.

     B. System Operator distributes television programming and services to residential multiple dwelling units ("MDU's").

     C. Star Choice and System Operator desire to establish a business relationship whereby System Operator will

               (i) establish and maintain in certain MDU Properties Signal Distribution Systems, to enable MDU residents to receive Star Choice Programming via such systems, and

               (ii) act as a commissioned sales representative for Star Choice to solicit and take orders for Star Choice Commissionable Programming Packages from residents of MDU within Canada (the "Territory"), according to this Agreement and the Terms and Conditions attached hereto as Exhibit A.

                                     ARTICLE I
                                    DEFINITIONS

1. The following capitalized terms shall have the meanings assigned them. Certain other capitalized terms shall have the meanings given them elsewhere in this Agreement.

     "COMMISSION" shall have the meaning assigned such term in Section 2.4(a) hereof.

     "COMMISSIONABLE PROGRAMMING PACKAGES" shall mean the Star Choice Programming on Exhibit B hereto, for which System Operator is authorized to solicit orders on behalf of Star Choice and is entitled to a Commission thereon.

     "COMPONENTS" shall mean such equipment, whether pre-existing or newly installed within the MDU Property which is used to create the Signal Distribution System, including, but not limited to, a satellite receiving dish, integrated receiver


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     decoders, cables, splitters, taps, connectors, filters, amplifiers, switches, wiring and any other materials or equipment.

     "INDEPENDENT SO SUBSCRIBER" shall mean a Star Choice subscriber who currently resides in a SO Property whose original Star Choice Programming order was submitted directly by the subscriber to Star Choice or by an entity other than System Operator.


     "MDU PROPERTY" shall mean a condominium complex, apartment building (including both rental and cooperative apartments), or townhouse community, located in the Territory, comprised of multiple dwelling units, which units in each case are occupied by single family households and are not generally accessible to the public or otherwise a common area to which there is unrestricted access by two or more persons, and which units may receive Star Choice Programming from a common dish and separate Receivers in each individual subscriber's dwelling unit, to a maximum number of IRD's in any given MDU Property not to exceed the number of channels contained in Star Choice Programming where a headend based system is employed in the Property.

     "NET RECEIPTS" shall mean gross receipts actually received by Star Choice from the sale of Commissionable Programming Packages during the Term, net of any discounts, refunds, fees, credits, taxes or applicable governmental charges (other than income or franchise taxes) related to the sale or the order or use of such Star Choice Programming.

     "PREVIOUS SO SUBSCRIBER" shall mean a Star Choice subscriber who was previously a SO Subscriber and who no longer resides in a SO Property.

     "RECEIVER" shall mean the integrated receiver and decoder unit (IRD) sold by Star Choice and necessary to receive Star Choice Programming which is manufactured by Star Choice or a Star Choice authorized manufacturer.

     "RIGHT OF ENTRY" shall mean that certain written agreements between System Operator and the owner or manager of an MDU Property or, in the case of a cooperative apartment complex, the homeowners' association, which authorizes System Operator to install and maintain the Signal Distribution in such MDU Property and solicit orders for Commissionable Programming Packages therein.

     "SIGNAL DISTRIBUTION SYSTEM" shall mean the integrated signal delivery system including the Star Choice dish and Receiver and any necessary Components by which Star Choice Programming is distributed throughout a SO Property, which may also include off-air and/or cable distribution systems.

     "SO PROPERTY" shall mean any of the MDU Properties for which System Operator has obtained and continues to maintain throughout the term of this Agreement a valid Right of Entry and


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               (i)   in which System Operator has installed a Signal
                     Distribution System,

               (ii) the initial orders from residents of such property for Star Choice Programming are submitted by System Operator and transmitted to Star Choice by System Operator in accordance with the terms of this Agreement, and

               (iii) all units in such property are capable of receiving Star
                     Choice Programming within ten (10) business days of ordering such programming.

     "SO SUBSCRIBER" shall mean a Star Choice subscriber residing in a SO Property, who receives one of the Star Choice Commissionable Programming Packages, the initial order for which was submitted by the System Operator, and who was not a Star Choice subscriber prior to becoming a SO Subscriber.

     "STAR CHOICE PROGRAMMING" shall mean those programming services distributed by Star Choice, including, but not limited to Commissionable Programming Packages, which services and the prices therefor shall be provided to System Operator by Star Choice, from time to time.

     "TECHNICAL SPECIFICATIONS" shall mean the requirements in Exhibit C hereto or any other document(s) mutually agreed by Star Choice and System Operator during the Term, which specify the minimum parameters any and all Signal Distribution Systems must meet under this Agreement.

     "TERM" shall have the meaning assigned in Section 3.1 hereof.

                                     ARTICLE II
                           GENERAL RIGHTS AND OBLIGATIONS

2.1  SOLICITATION OF STAR CHOICE PROGRAMMING SERVICES.

     (a) Subject to the Terms and Conditions attached hereto as Exhibit A, Star Choice hereby grants to System Operator the right to:

          (i)  market Star Choice Programming to SO Properties; and
          (ii) solicit and take orders for Star Choice Programming from residents of SO Properties.

     (b) Nothing in this Agreement shall prevent Star Choice (or those Star Choice's agents that are not system operators) from marketing, soliciting and taking orders from residents of MDU Properties.


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     (c)  System Operator understands that it shall not have any right, unless specifically provided by Star Choice under separate written agreement, to:

          (i) solicit or take orders for Star Choice Programming from any person or entity that is not a resident of and MDU Property, including, without limitation, commercial establishments, as such may be defined by Star Choice in its reasonable discretion; or

          (ii) use any person or entity other than its employees or the employees of its affiliates in soliciting or taking orders for Star Choice Programming without the prior written consent of Star Choice.

     (d) Star Choice reserves the right to modify the contents of the Star Choice Programming and Commissionable Programming Packages and prices thereof from time to time, effective upon written notice to System Operator. All orders for Star Choice Programming shall be taken on the terms and conditions, including pricing, specified to System Operator in advance and in writing by Star Choice. As of the date hereof, the prices for Commissionable Programming Packages shall be as set forth in Exhibit B and the prices for other Star Choice Programming shall be as provided by Star Choice to System Operator upon request.

     (e) System Operator shall not charge any residents or subscribers of an SO Property any commercially unreasonable connection fee for obtaining the Star Choice Programming or any fee which is based upon such resident or subscriber's receipt of any Star Choice Programming, it being understood that the Commissions set forth in Section 2.4 are the sole compensation that System Operator is to receive from Star Choice or an SO Property (or residents thereof) for distribution of Star Choice Programming. Notwithstanding the foregoing, nothing in this Agreement is intended to limit any agreement between System Operator and any owner of a SO Property with respect to the installation and maintenance of the Signal Distribution System. Further and as agreed to by Star Choice and the SO, Star Choice may collect from the subscribers and pay to the SO, a one time fee and/or a monthly fee representing the installation and/or the maintenance of the Signal Distribution System. As specified in the letter of agreement between Star Choice and System Operator dated August 27, 1998. A copy of which is attached hereto as Exhibit B.

     (f) Only after receiving, approving and accepting an order from System Operator shall Star Choice be obligated to establish a customer account for the subscriber and arrange for activation of Star Choice Programming. Star Choice shall promptly notify System Operator of any deficiencies with respect to particular subscriber information. "Subscriber Information" shall mean that customer identification, location, and billing information which Star Choice requires as described in the Star Choice Policy Manual.


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2.2  SO PROPERTIES; RIGHT OF ENTRY. Prior to any solicitation of orders for Star
     Choice Programming by System Operator, System Operator shall submit to Star Choice the complete address (including postal code) of any MDU Property for which System Operator has or is seeking a Right of Entry, in order to confirm that such MDU Property is not already being serviced by another system operator authorized by Star Choice. System Operator shall obtain and continuously maintain a valid Right of Entry for such property during the Term, granting System Operator access to the MDU, authorizing System Operator to install and maintain the Signal Distribution System and Components, and granting System Operator permission to solicit orders for Star Choice Programming from MDU residents. System Operator shall promptly forward to Star Choice a fully executed Right of Entry for all SO
     Properties in the Territory. In no event shall System Operator install a Signal Distribution System in any MDU for which System Operator does not have a valid Right of Entry. System Operator shall provide written notice to Star Choice within thirty (30) days of any loss, suspension, or expiration of a Right of Entry.

2.3  IMPLEMENTATION OF SIGNAL DISTRIBUTION SYSTEM.

     (a)  INSTALLATION OF SIGNAL DISTRIBUTION SYSTEM AND COMPONENTS.

          (i) System Operator shall design, develop, install and maintain a Signal Distribution System for each SO Property which must comply with the Technical Specifications as agreed by Star Choice and System Operator, acting reasonably, (the current version of which is set forth in Exhibit C hereto). Star Choice reserves the right, in its sole discretion, to amend or revise and reissue the Technical Specifications, which amendments or revisions shall be promptly communicated by Star Choice to System Operator. Upon any such amendment or revision by Star Choice to the Technical Specifications, Star Choice and System Operator shall discuss in good faith the extent to which existing Signal Distribution Systems in SO Properties shall comply with such amended or revised Technical Specifications, it being understood and agreed by the parties that any and all uncompleted Signal Distribution Systems in SO Properties must comply with such revised or amended Technical Specifications.

          (ii) System Operator shall provide to Star Choice a design for the installation and integration of each Signal Distribution System ("Design") for each SO Property subject to this Agreement, together with a time schedule for installation. If a SO Property utilizes an identical previous design, the SO may request that the previous design be used to satisfy this requirement. In creating, installing and maintaining any Signal Distribution System, System Operator shall comply with all equipment manufacturers' or


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                Component manufacturers' policies as may be in effect from time to time. Star Choice shall provide to System Operator written notice as soon as commercially practicable after receipt and review of Design(s) if Star Choice reasonably believes than any Design will not produce a Signal Distribution System meeting the Technical Specifications. System Operator shall provide installation progress reports to Star Choice periodically or as Star Choice may reasonably request, and shall promptly notify Star Choice of any material changes to the installation schedule or Design.

          (iii) Upon completion of installation, System Operator shall promptly forward to Star Choice an updated copy of the Design and completed Technical Registration Form included in the Technical Specifications attached hereto as Exhibit C, which shall include, among other things, various measurements of the signal from the Signal Distribution System. Star Choice shall provide to System Operator written notice as soon as commercially practicable after receipt and review of the Technical Registration Form if Star Choice reasonably believes that such Technical Registration Form indicates that the Signal distribution System does not meet the Technical Specifications, and where possible, Star Choice shall recommend corrective actions.

Unless and until the Signal Distribution System complies with the Technical Specifications, such MDU Property shall not be considered a SO Property.

     (b) TECHNICAL COMPLIANCE. System Operator shall, at its own cost and expense,

          (i) acquire directly from Star Choice the satellite IRDs and integrate same with other necessary components to create the Signal Distribution System, (the purchase contracts for the satellite IRDs are to be agreed by the parties, acting reasonably.

          (ii) evaluate and test the Signal Distribution System to insure compliance with the Technical Specifications for each unit in the SO Property,

          (iii) select Components that will ensure that the Signal Distribution System meets the Star Choice Technical Specifications in the MDU Property environment and will allow System Operator to fulfill its obligations under this Agreement.

          (iv) develop such additional hardware or other elements as are necessary for the Signal Distribution System to meet the Technical Specifications and allow System Operator to fulfill its obligations under this Agreement,


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          (v)   provide such technical demonstrations of the Signal Distribution
                System in any SO Property as Star Choice may require in its reasonable discretion upon advance written notice to System Operator, at such times mutually agreed upon by the parties, to provide assurance that the Signal Distribution System will meet the Star Choice Technical Specifications ("Technical Test"), and provide Star Choice the opportunity to participate and provide input in advance of completion of the Signal Distribution System or distribution of Star Choice Programming via the Signal Distribution System; provided, however, that if the technical demonstrations are for other than bona fide Technical Test purposes (e.g. for Star Choice Marketing purposes or to test new Star Choice products or equipment), such demonstrations shall be limited to the test site of the System Operator, and otherwise be in conformity with the balance of this provision, mutatis mutandis;

          (vi) in connection with such Technical Test, make such changes to the initial Signal Distribution System as are necessary in order for the system to meet the Star Choice Technical Specifications, and

          (vii) take all commercially reasonable actions necessary to ensure that the Signal Distribution System continues to meet the technical Specifications for the Term of this Agreement. If at any time during the Term of this Agreement, Star Choice determines in good faith that a Signal Distribution System is not in material compliance with all or any portion of the Technical Specifications, and such noncompliance interferes with SO Subscribers' ability to receive Star Choice Programming of a quality substantially received by other Star Choice subscribers (i.e., the signal does not meet the measurement standards), System Operator shall cure such noncompliance within ten (10) days of Star Choice's notice of noncompliance (the "Cure Period"), and provide Star Choice evidence of correction of such noncompliance, which evidence may, at Star Choice's request, include a Technical Demonstration. In the event such evidence is not approved by Star Choice within the Cure Period, Star Choice shall have the right to cease paying Commissions due to System Operator with respect to SO Subscribers in the noncomplying SO Property until compliance is achieved.

     (c) PROVISION OF SIGNAL DISTRIBUTION SYSTEM OPERATOR. System Operator shall, at its sole cost:

          (i) acquire and supply Signal Distribution Systems and individual IRD's (if applicable) to SO Properties at commercially reasonable prices (unless otherwise agreed to between System Operator and Star Choice);


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          (ii)  install at a commercially reasonable price and in a timely manner the Signal Distribution System and any necessary Components which System Operator supplies to any SO Property;

          (iii) maintain at commercially reasonable prices the Signal Distribution System for any SO Properties; and

          (iv) provide, at a commercially reasonable price and in a manner satisfactory to Star Choice, acting reasonably, customer service to all SO Properties, subscribers and potential subscribers related to the supply, installation and maintenance of the Signal Distribution System. System Operator agrees to allow all authorized Star Choice equipment to be used by the SO Subscribers and the Independent SO Subscribers and agrees to provide the same level of Signal Distribution System installation and maintenance, and customer service support, for the Independent SO Subscribers as System Operator does for the SO Subscribers.

     (d) DISCLAIMER OF WARRANTIES. SYSTEM OPERATOR UNDERSTANDS AND AGREES THAT STAR CHOICE SHALL HAVE NO RESPONSIBILITY WHATSOEVER FOR ANY SIGNAL DISTRIBUTION SYSTEM, INCLUDING THE RECEIVER AND COMPONENTS CONTAINED THEREIN. STAR CHOICE HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS AND IMPLIES, IN CONNECTION WITH ANY SIGNAL DISTRIBUTION SYSTEM , INCLUDING THE RECEIVER AND COMPONENTS CONTAINED THEREIN, THE INSTALLATION AND FUNCTIONING OF SUCH SYSTEM IN ANY MDU PROPERTY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OTHERWISE IMPLIED IN LAW.

     (e) NEW TECHNOLOGY; END-USE TESTING. System Operator understands and acknowledges that the technology (including some or all of the Components) for providing Star Choice Programming to multiple-dwelling units is currently being developed and has not been tested in the MDU environment by Star Choice. Star Choice makes no representation or warranty as to how any commercially available Components will perform with the system in any particular MDU Property or how the system itself will perform in certain MDU environments. System Operator shall be responsible for procuring and testing any and all Components in the end-use environment prior to the design, development and installation of the Signal Distribution System and for maintenance of any such Components that fail to perform adequately in the end-use environment in order that the Signal Distribution System will, at all times during the Term of this Agreement, meet or exceed the Technical Specifications.

          Star Choice understands and acknowledges that the System Operator is itself providing certain new transport technology to MDU's, and System


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          Operator makes no representation or warranty as to how the transport technology will perform in certain MDU environments.

2.4 COMMISSION AND PAYMENT STRUCTURE. The following sets forth all payments and commissions to be made to System Operator as full consideration for its fulfilling its obligations hereunder.

     (a) PAYMENT OF COMMISSIONS. Star Choice will pay System Operator a commission ("Commission") equal to 30% of all Net Receipts received by Star Choice from each active SO Subscriber for each SO Property, per month for Commissionable Programming Packages (excluding Pay per View, to be negotiated at a later date), solely with respect to those Net Receipts received by Star Choice while this Agreement is in effect. Commissions will be paid within forty-five (45) days after the accounting month in which Star Choice receives the Net Receipts.

     (b) COMMISSION EXCLUSION. Notwithstanding anything to the contrary in this Agreement, Star Choice shall not be obligated to pay, and System Operator shall not earn, or be entitled to receive, any Commissions or payment of any other type from Star Choice which are:

          (i) for orders, sales, renewals or continuations of Commissionable Programming Packages taken, made or received after the last day of the Term;

          (ii) based on revenues, and any applicable taxes or fees of any type, received in connection with any programming other than the Commissionable Programming Packages set forth on Exhibit B hereto;

          (iii) for any Star Choice order from a commercial establishment as such may be defined by Star Choice, acting reasonably regardless of whether such order is accepted by Star Choice;

          (iv) for any Star Choice order that is not accepted for any reason by Star Choice, provided that Star Choice informs System Operator of the reason for such nonacceptance; and

          (v) for any Star Choice order from a SO Subscriber who does not purchase a Commissionable Programming Package. System Operator acknowledges and agrees that Star Choice shall have the right to offset any money due to Star Choice from System Operator for any reason (including, without limitation, to reimburse Star Choice for any Commissions previously paid to System Operator by Star Choice on account of subscription fees paid by a subscriber in an SO Property that Star Choice subsequently refunded or credited to such subscriber) against any Commission or other


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                money otherwise due to System Operator from Star Choice, upon reasonable written notice of any such offset.

2.5   STAR CHOICE PROGRAMMING.

     (a) As between System Operator and Star Choice, Star Choice shall have the sole right to edit, select, schedule, package and price all Star Choice Programming and all other Star Choice services, but in so doing Star Choice shall be attentive to the advice of the System Operator who better understands the needs and demographics and pricing sensitivities of the relevant MDU Properties. System Operator agrees that all Star Choice programming (including any commercial insertion) shall be exhibited in its entirety, in original form, as provided by Star Choice, without any modifications, additions or deletions. In no event shall System Operator combine, package or repackage any other programming or services with the Star Choice Programming unless Star Choice's prior written consent is obtained. In addition to the Star Choice Programming packages Star Choice currently offers, Star Choice may create packages of programming specially targeted for MDU subscribers. System Operator shall promote Star Choice Programming equally favorably and jointly in any and all communications with MDU residents as System Operator promotes any other programming services System Operator distributes to such residents.

     (b) System Operator shall not, and shall ensure that an SO Subscriber or resident or agent of an SO Property does not,

          (i) resell, retransmit or rebroadcast or otherwise redistribute in any manner of form whatsoever any Star Choice Programming, or

          (ii) make any modification, addition, or deletion to any of the Star Choice Programming (including any commercial insertions) or alter or change in any way whatsoever the packages or tiers of programming services delivered to the System Operator by Star Choice and that comprise the Star Choice Programming from time to time.

2.6 EXCLUSIVITY. System Operator hereby agrees that for the period commencing upon the Execution Date and ending ________ and subject to law or regulation or administrative fiat or judicial or administrative decision (whether or not final) which either

          (i) impedes or is materially reductive of the Star Choice Programming offer, or

          (ii) requires or determines to be desirable equal or equivalent access for other direct to home broadcast services within the MDU Properties,


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                neither System Operator nor any affiliate of System Operator, shall directly or indirectly within the Territory offer, sell or solicit sales of, take orders for, or provide or install equipment for, any direct-to-home satellite broadcast services other than Star Choice services for delivery and receipt at MDU Properties. (For greater certainty, an affiliate of the System Operator may provide a traditional cable offering to the MDU Properties, either directly or as a MATV agent to the MDU Property building owners, which offering is not restricted hereby.)

2.7 CUSTOMER SERVICE. System Operator shall undertake certain customer service functions as described herein and in the Star Choice Policy Manual or a mutually agreed by the parties from time to time to all SO Subscribers and Independent SO Subscribers with respect to the installation and maintenance of the Signal Distribution System and acceptance and transmission of orders for Star Choice Programming. System Operator agrees to provide the same level of installation and maintenance support for the Independent SO Subscribers as it does for the SO Subscribers.

2.8 POLICIES AND PROCEDURES. Attached hereto in Exhibit D is a copy of Star Choice's System Operator Policies and Procedures Manual, which may be amended, from time to time upon thirty (30) days prior written notice from Star Choice (such Manual, as amended from time to time, the "Star Choice Policy Manual"). As Star Choice's commissioned sales representative, System Operator hereby agrees that it will follow and abide by the policies and procedures related to soliciting and transmitting subscription orders for and the promotion of Star Choice Programming as specified in the Star Choice Policy Manual. The Star Choice Policy Manual includes, among other things, customer authorization procedures, Star Choice receivables payment, and various requirements related to taking subscription orders.

2.9 DELIVERY OF INFORMATION. During the Term and provided that the delivery of such information is not otherwise precluded by law or private contract, as Star Choice becomes aware of MDU Properties interested in receiving the Star Choice Programming where such MDU Properties are not at the time being serviced by System Operator or other system operators, Star Choice may, Privately and Confidentially, provide such information ("leads") to System Operator. System Operator may thereafter approach such MDU Properties to attempt to negotiate Rights of Entry which shall include the joint delivery and servicing of the Star Choice Programming in such MDU Properties.

2.10 AUDIT RIGHTS. The System Operator shall have the right to examine the books and accounts of Star Choice relating to the provision of Star Choice Programming to the MDU Properties to determine the accuracy of the Commissions paid, and to the extent that inaccuracies are uncovered, an adjusting payment shall forthwith be made. The System Operator may exercise this right at most once a year during regular business hours and upon at least three (3) days prior written notice. Such examination shall be undertaken by a qualified person and the cost of the examination will be for the account of the System Operator. In the event that the


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     examination reveals that the Commissions paid show a negative variance to the detriment of the System Operator in excess of 5% from the Commissions payable, the cost of the examination will be for the account of Star Choice, the System Operator shall have the right to re-examine such books and accounts within 6 months from the date of completion of said examination, and as liquidated damages and in lieu of any other remedies available to the System Operator, Star Choice shall pay to the System Operator an amount equal to 10% of the negative variance.

                                    ARTICLE III
                               TERMS AND TERMINATION

3.1 TERM AND TERMINATION. The term of this Agreement ("Term") shall commence on the Execution Date and continue until the earlier of

          (i) the tenth anniversary of the Execution Date; provided, however, that unless either party advise the other in writing at least sixty (60) days prior to the end of the initial or any renewal term to the contrary, the Agreement shall be extended for further five (5) year periods on the same terms and conditions, MUTATIS MUTANDI., and

          (ii) termination by either party pursuant to the terms of this Agreement. Either party may terminate this Agreement, effective immediately.

                (x) upon sixty (60) days written notice to the other party following a material breach of this Agreement by the other party, where the nature of the breach is described in sufficient detail in the notice to enable the breaching party to take action to cure such breach and provided that such breach is not cured within such sixty (60) day period; PROVIDED HOWEVER, for greater certainty, Star Choice shall not cease providing programming or customer service to SO Subscribers during such notice period;

                (y) upon the filing of a petition in bankruptcy or for reorganization by or against the other party for the benefit of its creditors, or the appointment of a receiver, trustee, liquidation or custodian for all or a substantial part of the other party's property, if such order of appointment is not vacated within sixty (60) days; or

                (z) upon the assignment by the other party of this Agreement contrary to the terms hereof.

                Star Choice may terminate this agreement effective immediately if:


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                     a)  the terms of Star Choice's licence prohibit or
                         otherwise materially affect Star Choice's ability to provide the Star Choice Programming to the System Operator as provided for hereunder; or

                     b) a determination is made by any court or regulatory agency, including the CRTC, that the System Operator does not have the legal authority to perform its obligations hereunder.

3.2  OBLIGATIONS OF THE PARTIES UPON TERMINATION OR EXPIRATION.

     (a) SYSTEM OPERATOR'S OBLIGATIONS WITH RESPECT TO INSTALLATIONS AND ACTIVATIONS. System Operator shall cooperate with Star Choice to enable Star Choice or a substitute system operator to promptly perform and complete all Receiver installations and activations ordered by SO Subscribers and Independent SO Subscribers prior to the termination of this Agreement according to the regular installation and activation schedule System Operator used during the Term of this Agreement. System Operator shall direct all customer inquiries it receives after the termination of this Agreement to Star Choice (or such other party as specified by Star Choice).

     (b) STAR CHOICE'S AND SYSTEM OPERATOR'S OBLIGATIONS WITH RESPECT TO SO PROPERTIES.

                Following the termination of this Agreement,

          (i) Star Choice may continue to deliver Star Choice Programming and related services to all SO Properties in accordance with Star Choice's then-existing customer service procedures; and

          (ii) Star Choice shall notify the owner, manager or homeowners' association of the MDU, as appropriate, of termination of System Operator as Star Choice's agent and recommend a substitute system operator to provide service to SO Property with respect to delivery of Star Choice Programming and services. Subsequent to any termination or expiration of this Agreement, for a reasonable transition period, not to exceed sixty (60) days, System Operator shall not impair the ability of any subscribers and residents of SO Properties to continue to receive Star Choice Programming nor shall System Operator impede in any manner whatsoever Star Choice's continued access (via the Signal Distribution System) to deliver Star Choice Programming to the subscribers and residents in all units of the SO Property. Star Choice shall continue to pay Commissions during any such transition period.

                                      ARTICLE IV


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                                    MISCELLANEOUS

4.1 APPLICABLE LAW, ENTIRE AGREEMENT: MODIFICATION. This Agreement shall be construed in accordance with and be governed by the laws of the Province of Alberta and the federal laws of Canada applicable therein. This Agreement, together will all Exhibits hereto constitutes the entire agreement between the parties, and supersedes all previous understandings, commitments or representations concerning the subject matter. Each party acknowledges that the other party has not made any representations other than those that are contained herein. This Agreement may not be amended or modified, and none of its provisions may be waived, except by a writing signed by an authorized officer of the party against whom the amendment, modification or waiver is sought to be enforced.

4.2 INTERPRETATION. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties.

4.3 COUNTERPARTS. This Agreement may be executed by the parties in counterparts, each of which shall be deemed an original and all such counterparts together shall constitute but one and the same instrument.

4.4  TIME. Time shall be of the essence.

4.5 SUCCESSOR AND ASSIGNS. This agreement shall enure to the benefit of and be binding upon the successors and permitted assigns of the parties.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

STAR CHOICE COMMUNICATIONS INC.              MDU COMMUNICATIONS INC.
                                             -----------------------------------

By:  /s/ David Lewis                         By: /s/ Sheldon Nelson
     ---------------------------                     ---------------------------

Name: David Lewis                            Name: Sheldon Nelson

Title: President, Business Network Services  Title: President


By:                                          By: /s/ Doug Irving
   -----------------------------                --------------------------------

Name:                                        Name: Doug Irving

Title:                                       Title: Secretary - CFO

                                     EXHIBIT A
                           MDU SYSTEM OPERATOR AGREEMENT
                                TERMS AND CONDITIONS

These Terms and Conditions refer to, and form additional terms of, the Star Choice MDU System Operator Agreement. The Agreement, all exhibits thereto, including these Terms and Conditions, are hereinafter referred to as (the "Agreement"). All capitalized terms used herein and not defined herein shall have the meanings described such terms in the Agreement.

1. LOGO AND TRADEMARK USAGE. System Operator shall not use any Star Choice trademark, service name or logo without receiving Star Choice's prior written consent, which may be granted or withheld in System Operator's sole discretion.

2. SYSTEM OPERATOR REPRESENTATIONS AND WARRANTIES. System Operator hereby represents, warrants and covenants that it:

     (a) shall, throughout the Term, comply with and abide by

          (i) any and all applicable federal, provincial and local laws, rules, regulations and ordinances, including, without limitation, those set forth in Section 6 hereof; and

          (ii) upon notice thereof, any and all agreements and/or requirements as may be requested by providers of programming services to Star Choice, each as applicable to System Operator and its employees and agents in connection with the performance of its obligations pursuant to the Agreement;

     (b) shall, at its sole expense, provide and maintain all facilities, vehicles, tools and equipment ("System Operator Equipment") as may be necessary and proper for performing its obligations pursuant to the Agreement, and keep all System Operator equipment in good working order and repair at all times;

     (c) shall, at its sole expense, obtain all permits and licenses which may be required under any applicable federal, provincial or local law, rule, regulation or ordinance to perform its obligations pursuant to the Agreement, including, without limitation, installing and maintaining the Signal Distribution System in an SO Property;

     (d) shall pay and discharge all license fees and business, use, sales, gross receipts, income, property or other taxes or which may be charged or levied upon the System Operator by reason of the performance of its obligations pursuant to the Agreement;

     (e) shall, at all times throughout the Term, present a professional business appearance and attitude;

     (f) shall not engage in activity or business transaction which could be considered unethical or damaging to the image, goodwill or business of Star Choice;

     (g) shall maintain throughout the Term, at System Operator's sole expense, any and all insurance and/or bonds that may be required under the laws, ordinances and regulations of any governmental authority with respect to System Operator's performance of its obligations hereunder, including installation of the Signal Distribution System and Components in MDU Properties and sale or solicitation of orders for Star Choice Programming. Such insurance coverage shall include, but not be limited to commercial general liability insurance, including contractual liability and personal injury liability with limits of not less than $1,000,000 combined single limit per occurrence to provide protection against claims and or liabilities including, but not limited to, claims for bodily injury or property damage, which may arise or result from performance of System Operator's obligations under the Agreement, whether the services performed by System Operator or System Operator's subcontractors or by an agent and/or by anyone directly or indirectly employed by System Operator or System Operator's subcontractors or agents. Simultaneous with the execution of the Agreement, System Operator shall deposit with Star Choice evidence of the required insurance protection in the form of certificates of insurance for the insurance coverage described above. The amounts shall not be less than the amounts specified above, or such amounts as specified in advance in writing by Star Choice's insurance office. These certificates must include Star Choice as an additional insured;

     (h) Has the requisite legal authority to perform its obligations hereunder.

3. STAR CHOICE REPRESENTATIONS AND WARRANTIES. Star Choice hereby represents, warrants and covenants that it shall;

     (a) comply with any and all applicable federal, provincial and local law rules, regulations and ordinances applicable to Star Choice, its employees and agents relating to Star Choice's obligations pursuant to the Agreement;

     (b) at its sole expense, obtain all permits and licenses, which may be required under any applicable federal, provincial or local law, rule, regulation or ordinance to perform its obligations pursuant to the Agreement; and

     (c) shall maintain throughout the Term, at Star Choice's sole expense, any and all insurance and/or bonds that may be required under the laws, ordinances and regulations of any governmental authority or which a prudent company engaged in Star Choice's business would maintain with respect to Star Choice performance of its obligations hereunder.

4.   PROPRIETARY INFORMATION; CONFIDENTIALITY.

     (a) Except as otherwise provided for in the Agreement, without the express written consent of a party (the "Providing Party"), which may be granted or withheld in the Providing Party's Sole Discretion, the other party (the "Receiving Party") shall not use, other than as necessary to comply with the terms of the Agreement, and shall not provide or sell to any third party, any Confidential Information, other than as set forth in Section 4(b) below. "Confidential Information" shall mean any information, in whatever form (paper, computer files, oral statements, etc.) of the Providing Party's intellectual property, customer information, or any other information obtained by the Receiving Party in connection with the Agreement or the actions contemplated thereby, whether provided by the Providing Party, or derived independently or otherwise, including, without limitation;

          (i) all customer lists and other information related to customer's ordering any Star Choice services;

          (ii)  all market information and studies and marketing information;

          (iii) all information pertaining to purchasers, renters or lessees of Signal Distribution Systems from System Operator; and

          (iv) all of the written data summaries, reports, other proprietary information, trade secrets and information of all kinds, acquired, devised or developed in any manner from the other party's personnel of files or pursuant to the Agreement.

          Immediately upon the Providing Party's written request (which the Providing Party may make, as a specific or general request, in its sole discretion at any time up to one year after the last date of the
          Term), the Receiving Party shall provide to the Providing Party (or destroy if the

          Providing Party so requests) all requested Confidential Information. Notwithstanding the foregoing, Star Choice shall be entitled to use for any purpose and shall not be required to provide to System Operator, or destroy, any records or information pertaining to SO Properties, SO Subscribers or potential SO Subscribers.

     (b) In addition, the parties agree that, except as otherwise provided for in the Agreement, they and their employees have and will maintain in confidence the provisions of the Agreement, as well as all of the Confidential Information of the other Party except:

          (i)   at the written direction of the other party;

          (ii) to the extent necessary to comply with the law of valid order of a court of competent jurisdiction, in which event the disclosing party shall so notify the other party as promptly as possible (and if possible, prior to making any disclosure) and shall seek confidential treatment of such information, or in connection with any arbitration proceeding;

          (iii) as part of its normal reporting or review procedure to its parent company, its auditors and its attorney, and such parent company, auditors and attorneys agree to be bound by the provisions of this section 4;

          (iv)  in order to enforce any of its right pursuant to the Agreement;

          (v) to current or potential investors, insurers or financing entities, provided, however, that such person described above agrees to be bound by the provisions of this Section 4;

          (vi) if, prior to the time of disclosure the Confidential Information becomes part of the public domain by written publication through no fault of the party revealing such Confidential Information.

5. PRESS RELEASE. During the term of the Agreement, neither party shall issue an independent press release or public notice with respect to the Agreement or the transactions contemplated hereby without the prior written consent of the other party.

6. COMPLIANCE WITH LAW. Each party shall comply with all applicable governmental statutes, laws, rules, regulations, ordinances, codes, directives, and orders and is solely responsible for the compliance with all such laws arising out of or relating to its obligations under the Agreement.

7. POWER AND AUTHORITY; NO BREACH. Each of the parties represents and warrants that it has full power and authority to enter into the Agreement and perform its obligations hereunder and that is execution of the Agreement and performance of its obligations hereunder does not and will not violate any law or result in a breach of or default under the terms of any contract/or agreement by which the party is bound.

8. INDEMNIFICATION. System Operator shall indemnify Star Choice, and its employees, officers and directors from and against any and all losses, damages, claims, demand, suits, liabilities or expenses (collectively "Claims") arising out of System Operator's construction, installation and/or maintenance of the Signal Distribution System or any other equipment utilized in connection with the provision of Star Choice services to SO Properties, including without limitation, any Claims that arise out of or result from any infringement, suit, claim or allegation of infringement of any patent, trademark, copyright, trade secret or other proprietary interest based on the Signal Distribution System, or any Claims with respect to the Signal Distribution System or any Component thereof being defective or not suitable for the purpose intended or used.

9. NO UNAUTHORIZED WARRANTIES OR REPRESENTATIONS. System Operator shall not make any warranty or representation inconsistent with or in addition to any warranty or representation stated in writing by Star Choice or a manufacturer of Signal Distribution Systems or Components. If System Operator makes any such inconsistent or additional warranty or representation, System Operator shall at is own expense, indemnify, defend and hold Star Choice harmless from any claim relating thereto.

10. LIMITATION OF LIABILITY. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THE AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES OF THE OTHER PARTY OR ANY THIRD PARTY, WHETHER FORSEEABLE OR NOT AND REGARDLESS OF THE FORM, LEGAL THEORY OR BASIS OF RECOVERY OF ANY SUCH CLAIM.

11. ASSIGNMENT. System Operator shall not transfer any of its rights or obligations under the Agreement without the prior written consent of Star Choice, which consent shall not be unreasonably withheld; provided, however, that the assignment, for specific MDU properties, of the rights and obligations of System Operator to its wholly owned subsidiaries from time to time upon prior notice and without relieving System Operator of its obligations hereunder shall be allowed, mutatis mutandis. Star Choice may assign the Agreement to a successor of all or substantially all of its assets, and to any sales management agent appointed by Star Choice in its sole discretion and who is responsible for managing a defined territory of dealers of Star Choice Programming, upon written notice to System Operator.

12. TAXES. Any taxes (including, without limitation, any property, employee, service, franchise, customs, import/export duties, excise and any other related taxes) asserted again System Operator or Star Choice by any local, provincial, national or international entity as a result of or arising under the performance of its obligations under the Agreement shall be the responsibility of the party against which such taxes are asserted. Each party shall be responsible for any taxes related to its income hereunder.

13. ARBITRATION. Any dispute or disagreement arising between Star Choice and System Operator shall be resolved according to binding arbitration conducted in Toronto, Ontario in accordance with the Arbitrations Act (Ontario) as then in effect, provided, however, that the parties may seek injunctive relief in any court of competent jurisdiction and may enforce the provisions of any arbitration award in any court of competent jurisdiction. Arbitration shall be by a single arbitrator chosen by the parties, provided that, if the parties fail to agree and to appoint a single arbitrator within thirty (30) calendar days from the date a party has made a demand for arbitration, then the arbitrator shall be chosen in accordance with the rules of the Arbitrations Act (Ontario). The decision of the arbitrator shall be final and binding on the parties and any award of the arbitrator may be entered in any court of competent jurisdiction. Notwithstanding the foregoing, the arbitrator shall not be authorized to award punitive damages with respect to any such controversy, claim or dispute, nor shall any party seek punitive damages relating to any matter arising out of, or relating to, the Agreement in any other forum. The cost of any arbitration hereunder, including the cost of the record or transcripts thereof, if any, administrative fees, attorneys' fees and all other fees involved, shall be paid by the party determined by the arbitrator to not be the prevailing party, or otherwise allocated in an equitable manner as determined by the arbitrator. All rights and remedies of either party are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

14.  INDEPENDENT CONTRACTOR, NO AGENTS; RELATIONSHIP; NO THIRD PARTY
     BENEFICIARIES.
     The parties agree that System Operator is an independent contractor in performing the construction and installation of Signal Distribution Systems, the marketing of Star Choice Programming and other services described in the Agreement. No party (nor any of its officers, directors, agents or employees) shall act or hold itself out as an agent of the other party hereto. The parties do not intend the Agreement or the relationship hereunder to constitute a joint venture, partnership or franchise of any type. The provisions of the Agreement are for the benefit only of the parties hereto, and no third party may seek to enforce, or benefit from, these provisions.

15. AUDIT RIGHTS. Star Choice and/or its representatives shall have the right, exercisable no more than once per year (and once following termination of the Term), at its sole cost and expense (unless a discrepancy of five percent [5%] or more is revealed, in which case System Operator shall bear all such costs and expenses), to audit System Operator's books and other records relating to its obligations under the Agreement. In addition, Star Choice shall have reasonable access to System Operator's personnel, the SO Properties and System Operator's facilities, but only upon reasonable notice and during regular business hours at System Operator's place of business and without unreasonable disruption to System Operator's business.

16. FORCE MAJEURE. Notwithstanding any other provision in the Agreement, neither System Operator nor Star Choice shall have any liability to the other or any other person or entity with respect to any failure of System Operator or Star Choice to perform its obligation under the terms of the Agreement if such failure is due to a Force Majeure. "Force Majeure" shall mean any labour dispute; fire; flood; earthquake; riot; legal enactment; government regulation; Act of God; any problem associated with the construction, use and/or operation of Star Choice's satellite(s) or related systems; or any cause beyond the reasonable control of both parties.

17. NOTICES. All notices and other communications from either party to the hereunder shall be in writing and shall be deemed received upon actual receipt when personally delivered, upon acknowledgement of receipt if sent by facsimile, or upon the expiration of the 5th business day after being deposited in the Canadian mails, postage prepaid, certified or registered mail, addressed to the other party at a location specified in writing by such party. Until notice in accordance is given to the contrary, the addresses, phone numbers and facsimile number for purposes of giving notice are as follows:

          If to Star Choice:
          630-3rd Avenue S.W.
          Calgary, Alberta T2P 4L4
          Attention: Senior Legal Counsel
          Fax: 403-234-6239

18. SEVERABILITY. Nothing contained in this Agreement shall be construed to require commission of any act contrary to law and whenever there is any conflict between any provision of the Agreement and any law, such law shall prevail; provided, however, that in such event, the affected provisions of the Agreement shall be modified to the minimum extent necessary to permit such compliance with such law and all other provisions shall continue in full force and effect.

                                         END

                                                                           DRAFT

                                      EXHIBIT B

                         COMMISSIONABLE PROGRAMMING PACKAGES

                (Effective Sept. 28/98 until replaced by Star Choice)

1.0 ENGLISH PROGRAMMING PACKAGES

TOTAL CHOICE BRONZE PACKAGE (containing those video, audio and data programming services selected by Star Choice)

     $14.99 per month per subscriber

TOTAL CHOICE SILVER PACKAGE (containing those video, audio and data programming services selected by Star Choice) - includes Total Choice Bronze PLUS any two Your Choice Bundles PLUS (30) DMX Music Channels

     $24.99 per month per subscriber

TOTAL CHOICE GOLD PACKAGE (containing those video, audio and data programming services selected by Star Choice) - includes Total Choice Bronze PLUS all four Your Choice Bundles PLUS (30) DMX Music Channels

     $34.99 per month per subscriber

TOTAL CHOICE PLATINUM PACKAGE (containing those video, audio and data programming services selected by Star Choice) - includes Total Choice Bronze PLUS all four Your Choice Bundles PLUS (30) DMX Music Channels PLUS TMN 1,2,3,4
(East) or SuperChannel (West) PLUS WGN / KTLA / WPIX

     $44.99 per month per subscriber

Your Choice Bundles

YOUR CHOICE FAMILY BUNDLE PACKAGE (containing those video, audio and data programming services selected by Star Choice)

     $5.99 per month per subscriber

YOUR CHOICE SPORTS BUNDLE PACKAGE (containing those video, audio and data programming services selected by Star Choice)

     $5.99 per month per subscriber

September 10, 1998

                                                                           DRAFT

YOUR CHOICE CLASSIC BUNDLE PACKAGE (containing those video, audio and data programming services selected by Star Choice)

     $5.99 per month per subscriber

YOUR CHOICE TUNES, LAUGHS, & KLINGONS BUNDLE PACKAGE (containing those video, audio and data programming services selected by Star Choice)

     $5.99 per month per subscriber

YOUR CHOICE DMX MUSIC BUNDLE PACKAGE (containing those video, audio and data programming services selected by Star Choice)

     $4.99 per month per subscriber

2.0 FRENCH PROGRAMMING PACKAGES

TOTAL CHOICE BRONZE PACKAGE (containing those video, audio and data programming services selected by Star Choice)

     $8.99 per month per subscriber

TOTAL CHOICE ARGENT PACKAGE (containing those video, audio and data programming services selected by Star Choice) - includes Total Choice Bronze PLUS any two Your Choice Bundles PLUS (30) DMX Music Channels

     $19.99 per month per subscriber

TOTAL CHOICE OR PACKAGE (containing those video, audio and data programming services selected by Star Choice) - includes Total Choice Bronze PLUS all three Your Choice Bundles PLUS (30) DMX Music Channels

     $24.99 per month per subscriber

TOTAL CHOICE PLATINE PACKAGE (containing those video, audio and data programming services selected by Star Choice) - includes Total Choice Bronze PLUS all three Your Choice Bundles PLUS (30) DMX Music Channels PLUS Super Ecran 1&2

     $34.99 per month per subscriber

Your Choice Bundles

YOUR CHOICE RESEAUX BUNDLE PACKAGE (containing those video, audio and data programming services selected by Star Choice)

     $5.99 per month per subscriber

September 10, 1998

                                                                           DRAFT

YOUR CHOICE FAMILLE BUNDLE PACKAGE (containing those video, audio and data programming services selected by Star Choice)

     $5.99 per month per subscriber

YOUR CHOICE ACTIF BUNDLE PACKAGE (containing those video, audio and data programming services selected by Star Choice)

     $5.99 per month per subscriber

YOUR CHOICE DMX MUSIC BUNDLE PACKAGE (containing those video, audio and data programming services selected by Star Choice)

     $4.99 per month per subscriber

3.0 A LA CARTE SUBSCRIPTION SERVICES

Orders must not be taken as stand alone services -- orders for a la carte services must be taken in conjunction with specified programming packages (to be defined).

TMN 1,2,3,4(East)                  $14.95   SuperChannel                $14.95
Super Ecran 1&2 (East)             $14.95   Movie Pix (East)             $9.95
                                                 w/Platinum              $4.95
Movie Max (West)                    $9.95   TMN/Movie Pix (East)        $19.95
     w/Platinum                     $4.95
SuperChannel/Movie Max (West)      $19.95   The Family Channel           $9.99
WTBS                                $1.99   TNN                          $2.99
Telelatino                         $14.99   DMX Music (30)               $4.99
Fairchild                          $19.95   Playboy                     $15.95
KTLA                                $0.99   WGN                          $0.99
WPIX                                $0.99   Galaxie (coming soon)        $4.99


September 10, 1998

     EXHIBIT C       STAR CHOICE MDU TECHNICAL SPECIFICATION AND
                             TECHNICAL REGISTRATION FORM

                                        NOTICE

     Use of the technologies described in this specification may infringe patents, copyrights or other intellectual property rights. Nothing in this specification should be construed as granting permission to use any of the technologies described. Anyone planning to make use of technology covered by the intellectual property rights of others should first obtain permission from the holder(s) of the rights. Star Choice Communications Inc. strongly encourages anyone implementing any part of this specification to determine first whether the part(s) sought to be implemented are covered by the intellectual property of others, and, if so, to obtain appropriate licenses or other permission from the holder(s) of such intellectual property prior to implementation. No representation or warranty is made that compliance with these specifications and minimum requirements and/or use of the designs and information provided by Star Choice will result in an operative system in any particular MDU environment. Additional design, installation and maintenance assistance may be required. This specification is subject to change without notice. Star Choice Communications Inc. does not accept any responsibility whatsoever for damages or liability, direct or consequential, which may result from use of this specification or any information provided by Star Choice.


     SO Technical Specification 9/4/98                                         1

     EXHIBIT C       STAR CHOICE MDU TECHNICAL SPECIFICATION AND
                             TECHNICAL REGISTRATION FORM



TABLE OF CONTENTS

1.   Scope . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
2.   General Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . 3
     2.1  Availability . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     2.2  Completeness . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     2.3  Regulations, Ordinances and Codes. . . . . . . . . . . . . . . . . 4
     2.4  Minimum Installation . . . . . . . . . . . . . . . . . . . . . . . 4
     2.5  Outdoor Unit (ODU) . . . . . . . . . . . . . . . . . . . . . . . . 4
          2.5.1.   Grounding Block . . . . . . . . . . . . . . . . . . . . . 4
          2.5.2    Ground Fault Detector (GFD) . . . . . . . . . . . . . . . 4
          2.5.3    Heating Elements. . . . . . . . . . . . . . . . . . . . . 4
          2.5.4    Mounting. . . . . . . . . . . . . . . . . . . . . . . . . 5
     2.6  Signal Distribution System Critical Parameters . . . . . . . . . . 5
     2.7  Analog Service Channels. . . . . . . . . . . . . . . . . . . . . . 5
     2.8  Test Point Requirements. . . . . . . . . . . . . . . . . . . . . . 6
3.   Environmental Performance Requirements. . . . . . . . . . . . . . . . . 6
4.   Maintenance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     4.1  Restoration of Service Outage. . . . . . . . . . . . . . . . . . . 7
     4.2  Redundancy . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     4.3  Documentation and Record Keeping . . . . . . . . . . . . . . . . . 7
5.   Test Equipment Recommendations. . . . . . . . . . . . . . . . . . . . . 7
6.   The Dual 500 Signal Distribution System . . . . . . . . . . . . . . . . 8
     6.1  MDU Dual 500 Model Example . . . . . . . . . . . . . . . . . . . . 9
     6.2  Design Requirements. . . . . . . . . . . . . . . . . . . . . . . . 9
7.   Single 1000 Signal Distribution System. . . . . . . . . . . . . . . . .10
     7.1  MDU Signal 1000 Model Example. . . . . . . . . . . . . . . . . . .10
     7.2  Design Requirements. . . . . . . . . . . . . . . . . . . . . . . .11
STAR CHOICE MDU Technical Registration Form. . . . . . . . . . . . . . . . .12
MDU Measured Parameters  . . . . . . . . . . . . . . . . . . . . . . . . . .13


SO Technical Specification 9/4/98                                              2

     EXHIBIT C       STAR CHOICE MDU TECHNICAL SPECIFICATION AND
                             TECHNICAL REGISTRATION FORM

             -----------------------------------------------------------

1. SCOPE

This document provides requirements to System Operators to use in design, construction, and maintenance of MDU Signal Distribution System.

2. GENERAL REQUIREMENTS

The System Operator (SO) shall install and maintain MDU systems that at a minimum meet the technical requirements as defined in this section. The SO shall establish and implement design, installation, and maintenance procedures, including record keeping, that adhere to the requirements specified in this section. For an example, the SO shall develop and document each MDU System design including schematics that precisely represent the MDU installation. The SO shall use a Star Choice approved MDU Signal Distribution System installer.

The MDU Signal Distribution System must contain devices to perform two basic functions: (1) powering the LNB and (2) distribution and interface of the DTH signal to each IRD in the MDU.

The SO shall employ one of the two Signal Distribution System models outlined in Sections 5 or 6. These sections also contain typical examples of the models for SO's consideration. The example for the SO selected Signal Distribution System model may be used as a reference to assist in generating designs that meet the requirements of specific MDU's.

2.1  AVAILABILITY

The SO shall maintain the Signal Distribution System in such a manner that the service availability to the subscribers, excluding rain and broadcast outages, is no less than 99.90%.

2.2  COMPLETENESS

This system shall provide the entire DTH signal (presently 32 RF channels, subject to change) to every IRD connected to the Signal Distribution System.

SO Technical Specification 9/4/98

EXHIBIT C            STAR CHOICE MDU TECHNICAL SPECIFICATION AND
                             TECHNICAL REGISTRATION FORM

2.3  REGULATIONS, ORDINANCES AND CODES

The Signal Distribution System shall be installed and maintained in accordance with all applicable local, provincial and federal regulations, ordinances, codes and other requirements, including, but not limited to, building codes and other safety codes.

2.4  MINIMUM INSTALLATION

The SO shall adhere to the minimum installation requirements: installation of an antenna and 100% of all backbone wiring. This minimum installation must be sufficient to support rapid connection of service to any unit (up to 100% penetration) in the MDU within 48 hours of such service request by subscriber(s). The SO shall maintain ready to access inventory of all required signal distribution components to ensure the 48 hour service requirement.

2.5  OUTDOOR UNIT (ODU)

Each MDU installation shall include an ODU. The ODU for MDU installations includes an antenna reflector, a feed horn, a Dual LNB, mounts and cable connections. The antenna diameter (dish size) shall be 120 cm minimum.

2.5.1. Grounding Block

A grounding block shall be installed with the antenna in accordance with the Canadian Electrical Code (CEC) regulations, which specify that cable grounding be implemented when IF signals from an outside satellite antenna are routed to an indoor location. This grounding block installation shall be performed in compliance with the CEC codes.

2.5.2 Ground Fault Detector (GFD)

to be defined

2.5.3 Heating Elements

Use of a heated dish and/or LNB may be required to achieve the required signal quality (see Table 2.6) in cold weather environments.


SO Technical Specification 9/4/98                                              4

EXHIBIT C            STAR CHOICE MDU TECHNICAL SPECIFICATION AND
                             TECHNICAL REGISTRATION FORM

2.5.4 MOUNTING

The ODU shall operate in any wind speed up to 80 km per hour and shall not incur permanent damage for wind speeds up to 160 km per hour.

2.6  SIGNAL DISTRIBUTION SYSTEM CRITICAL PARAMETERS

The SO shall design, install and maintain the Signal Distribution System in compliance with the Critical Parameters as indicated below in Table 2.6 at each subscriber drop.

--------------------------------------------------------------------------------
CRITICAL PARAMETER                                          SPECIFICATION
------------------                                          -------------
--------------------------------------------------------------------------------
Variation across a single 27 MHz RF Channel                 < 1.0 (+ 0.5) dB
peak-to-peak)                                               -      -
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Variation across all RF Channels (500 MHz band,             < 5.0 (+ 2.5) dB
peak-to-peak)                                               -      -
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
IRD Signal Meter reading, all VP RF Channels                Eb/No > 5.2 dB
(Specified values are minimum).                                   -
--------------------------------------------------------------------------------
IRD Signal Meter reading, all HP RF Channels                Eb/No > 5.2 dB
(Specified values are minimum).                                   -
--------------------------------------------------------------------------------
IRD input total power (across 500 MHz)                      -50 to -30 dBm
--------------------------------------------------------------------------------

                            Table 1.6 Critical Parameters



2.7 ANALOG SERVICE CHANNELS

For each instance where the SO provides Master Antenna or headend based analog TV service, the SO shall provide a complete, high quality distribution infrastructure for those modulated analog channels in the VHF/UHF broadcast spectrum.

Each drop within an MDU shall meet the signal quality requirements as defined in Table 2.7.


     SO Technical Specification 9/4/98                                         5

EXHIBIT C            STAR CHOICE MDU TECHNICAL SPECIFICATION AND
                             TECHNICAL REGISTRATION FORM

--------------------------------------------------------------------------------
PARAMETER                                              MINIMUM BELOW CARRIER
---------                                              ---------------------
--------------------------------------------------------------------------------
Carrier to Noise Ratio                                 52 dB
--------------------------------------------------------------------------------
Carrier to Cross Modulation and/or Intermodulation     48 dBc
--------------------------------------------------------------------------------
Composite Triple Beat                                  52 dBc
--------------------------------------------------------------------------------
Second Order Beat                                      52 dBc
--------------------------------------------------------------------------------
Carrier to low frequency Disturbances (hum)            40 dBc
--------------------------------------------------------------------------------

             Table 2.7 Consumer Drop Analog Service Quality Requirements

2.8  TEST POINT REQUIREMENTS

As a minimum, the SO shall provide one test point per floor by using unallocated tap ports as test points, or by an equivalent method. These test points shall be properly labeled and terminated and identified on the schematic with expected measurement values.

3.   ENVIRONMENTAL PERFORMANCE REQUIREMENTS

All devices that are located within the MDU building shall meet the same environmental and product design requirements that are required of Indoor Units. All Outdoor Units (ODU) shall meet the Outdoor Unit requirements. These requirements are stipulated in Table 3 below.

--------------------------------------------------------------------------------
PARAMETERS               OUTDOOR UNITS            INDOOR UNITS
----------               -------------            ------------
--------------------------------------------------------------------------------
Operating Temperature     -30 to +60DEG. C             0 to +50DEG. C
                         (-22 to 140DEG. F)          (32 to 122DEG. F)
--------------------------------------------------------------------------------
Storage Temperature       -50 to +60DEG. C           -50 to +60DEG. C
                         (-58 to 140DEG. F)          (-58 to 140DEG. F)
--------------------------------------------------------------------------------
Humidity                 0 to 100%, condensing      0 to 99%, non-condensing
--------------------------------------------------------------------------------
Power (Voltage)          115 VAC, 60 Hz           115 VAC, 60 Hz
--------------------------------------------------------------------------------
Life                     10 years minimum         10 years minimum
--------------------------------------------------------------------------------

                Table 3. Environmental Requirements for the Components

4.   MAINTENANCE

The SO shall maintain parameters as defined in this specification at all times throughout the MDU system lifetime. The SO shall maintain sufficiently trained staff to perform periodic monitoring of the performance of the Signal Distribution System, timely resolution of service outages and initiation of new subscribers as outlined herein.


SO Technical Specification 9/4/98                                              6

EXHIBIT C            STAR CHOICE MDU TECHNICAL SPECIFICATION AND
                             TECHNICAL REGISTRATION FORM

4.1  RESTORATION OF SERVICE OUTAGE

Rapid restoration of service outages is required. Therefore, support personnel and a sufficient inventory of components must be maintained to achieve service restoration with a mean time of repair of 8 hours or less and not exceeding 16 hours in the worst case outages.

4.2  REDUNDANCY

For each instance where the SO provides a headend based analog TV service, the SO shall provide for a minimum of 12% hot standby IRDs up to a maximum of 3 IRDs. For systems with less than eight (8) IRDs, one(l) standby IRD shall be provided.

4.3  DOCUMENTATION AND RECORD KEEPING

The SO shall maintain a service log of all periodic maintenance and service calls. The service log, as a minimum, must include a service date, performer identification and a record of problems and corrective actions. In addition, a detailed update of all design documentation must be maintained when a new subscriber service initiation requires a modification to the Signal Distribution System.

The documentation set is intended to ensure that the implementation reflects the actual design. This set, as a minimum, includes schematics, component specification, test point locations and estimated signal values, installation planning and procedures. The SO shall revise all documents required to reflect any changes to the Signal Distribution System to allow easy future maintenance when required.

The SO shall provide Star Choice with copies of the up-to-date design documentation set within two business days of Star Choice's request, if such request is made.

5.   TEST EQUIPMENT RECOMMENDATIONS

Proper test equipment is required to install, service and maintain an MDU cable plant system. As a minimum, SO must allocate one IRD and one spectrum analyzer to verify the system performance. The spectrum analyzer shall be capable of monitoring the parameters listed in Table 2.6. The SO shall determine all equipment required to meet requirements stipulated in this specification.

SO Technical Specification 9/4/98                                              7

EXHIBIT C            STAR CHOICE MDU TECHNICAL SPECIFICATION AND
                             TECHNICAL REGISTRATION FORM

6.   THE DUAL 500 SIGNAL DISTRIBUTION SYSTEM

The Dual 500 MHz distribution system (Figure 6) uses dual trunk lines that each carry a 500 MHz bandwidth signal. The signal is positioned in the L-band, between 950 MHz and 1450 MHz, so that it may be combined onto a cable with an 806 MHz (or up to 860 MHz) bandwidth CATV signal or with a VHF/UHF (off-air) signal.

The Dual 500 solution distributes each of the 500 MHz Intermediate Frequency
(IF) signals on a separate cable trunk line. Optionally, CATV and/or off-air can be added onto each of the two trunk lines or alternatively onto a third trunk line. These two or three cable lines are distributed to localized clusters of voltage controlled switches. The switches are typically grouped together into multi-switches. The multi-switch provides for selection of one of the two signals present on the dual hunk line and combines the CATV signals onto the selected L-band signal. This selected signal is then routed to wall jack(s) in the MDU units. One diplexer per IRD is used to separate the off-air antenna and/or cable feed and a selected (VP or HP) LNB feed. In addition, all signal distribution components used in this model must be rated for the Dual 500 frequency range.

                                      [GRAPHIC]

           Figure 6. DTH Frequency Assignment on Cable Distribution Systems


SO TECHNICAL SPECIFICATION 9/4/98                                              8

EXHIBIT C            STAR CHOICE MDU TECHNICAL SPECIFICATION AND
                             TECHNICAL REGISTRATION FORM

6.1  MDU DUAL 500 MODEL EXAMPLE

An example of a Dual 500 model system is depicted in Figure 6.1. This dual cable Signal Distribution System uses two cables requiring all components be rated to operate up to 1450 MHz.



                                      [GRAPHIC]

                         Figure 6.1 Dual 500 Reference Model

6.2  DESIGN REQUIREMENTS

The Design for the Dual 500 Signal Distribution System model shall include the following as a minimum:

-    Schematic of MDU Signal Distribution System


SO Technical Specification 9/4/98                                              9

EXHIBIT C            STAR CHOICE MDU TECHNICAL SPECIFICATION AND
                             TECHNICAL REGISTRATION FORM

     - The design analysis and architecture schematic shall represent 100% subscriber penetration

     - The schematic shall identify initial build out plan that indicates initial design implementation

     - All test points (minimum one per floor) must be indicated with design power levels indicated (dBm, each 27 MHz signal)

     -    All Components must be labeled with make and model number

7.   SINGLE 1000 SIGNAL DISTRIBUTION SYSTEM

The Single 1000 Signal Distribution System uses a single trunk line to carry the 1000 MHz aggregate (Figure 6) DTH signal. To do this, the Single 1000 solution takes the two 500 MHz Intermediate Frequency (IF) signals (VP and HP) and stacks them in frequency onto a single cable. This signal can then be routed to every wall jack in the MDU using a traditional single line architecture that is upgraded to support the frequencies of this system.

The Single 1000 model uses a wide band Dual LNB (or, alternatively, an Up-Converter) capable of relocating one of the two frequency bands to a higher range so that they can be aggregated on a single cable for distribution. This approach requires a subscriber module that provides voltage controlled frequency band selection and frequency down conversion (when the selected frequency band is the up-converted band). The subscriber module or Down-Converter is located at each IRD.

7.1  MDU SIGNAL 1000 MODEL EXAMPLE

An example of a Single 1000 model system is depicted in Figure 7.1. This Signal Distribution System uses one cable requiring all components be rated to operate up to 2025 MHz.


SO TECHNICAL SPECIFICATION 9/4/98                                             10

EXHIBIT C            STAR CHOICE MDU TECHNICAL SPECIFICATION AND
                             TECHNICAL REGISTRATION FORM


                                      [GRAPHIC]


                        Figure 7.1 Single 1000 Reference Model

7.2  DESIGN REQUIREMENTS

The Design for the MDU Signal Distribution System model shall include the following as a minimum:

-    Schematic of MDU Signal Distribution System

          - The design analysis and architecture schematic shall represent 100% subscriber penetration

          - The schematic shall identify initial build out plan that indicates actual initial design implementation

          - All test points (minimum one per floor) must be indicated with design power levels indicated (dBm each 27 MHz signal)

          -    All Components must be labeled with make and model number


So Technical Specification 9/4/98                                             11

EXHIBIT C            STAR CHOICE MDU TECHNICAL SPECIFICATION AND
                             TECHNICAL REGISTRATION FORM

                     STAR CHOICE MDU TECHNICAL REGISTRATION FORM

System Operator shall measure the digital signal quality for each transponder using a DTH IRD at the worst case drop for this MDU Signal Distribution System.

By completing Table Z-1 and Z-2, System Operator is hereby warranting that no subscriber within this MDU (100% penetration) shall exhibit worse performance than that recorded for the Term of this Agreement. PLEASE COMPLETE AND RETURN VIA FAX TO 416-977-4542.

--------------------------------------------------------------------------------
                           Property Location & Information
--------------------------------------------------------------------------------
Installation Date:            STAR CHOICE MDU Property ID No.
--------------------------------------------------------------------------------
Property Address:


--------------------------------------------------------------------------------
                                 Property Description
--------------------------------------------------------------------------------
Number of Floors              No. of Units per Floor:       Total No. of Units:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             System Operator Information
--------------------------------------------------------------------------------
Business Name:                SO#:
--------------------------------------------------------------------------------
Business Mailing Address:


--------------------------------------------------------------------------------
Telephone #:                       Facsimile #:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             Actual Measurements Records
--------------------------------------------------------------------------------
Measurements Taken at            Test Point, Floor               Unit
   (Check One)
--------------------------------------------------------------------------------
Floor Number & Test Point ID:
--------------------------------------------------------------------------------
IRD Located in a Unit No.               IRD Serial No.
--------------------------------------------------------------------------------
IRD Brand:                              IRD Model:
--------------------------------------------------------------------------------

STAR CHOICE Technician: _____________________________ Date: ____________________

System Operator Technical Manager: __________________ Date: ____________________

Property Address: __________________________________

                  __________________________________

                  __________________________________


SO Technical Specification 9/4/98                                             12

EXHIBIT C            STAR CHOICE MDU TECHNICAL SPECIFICATION AND
                             TECHNICAL REGISTRATION FORM


                               MDU MEASURED PARAMETERS


--------------------------------------------------------------------------------
Measure signal strength using an IRD and record measured numeric value for each transponder in the following table.
--------------------------------------------------------------------------------
RF Channel No.      Measured Value      RF Channel No.      Measured Value
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                    Table Z-1 Digital Signal Quality Measurements


SO Technical Specification 9/4/98                                             13

EXHIBIT C            STAR CHOICE MDU TECHNICAL SPECIFICATION AND
                             TECHNICAL REGISTRATION FORM

--------------------------------------------------------------------------------
Critical Parameter                 Specification       Measurements
--------------------------------------------------------------------------------
Variation across a single 24 MHz   < 1.0 (+ 0.5) dB    ___ dB
RF Channel (peak-to-peak)          -                   RF Channel ___
--------------------------------------------------------------------------------
Difference between total power in  < 1.0 dB            ___ dB
any two adjacent co-polarized      -                   RF Channel ___
24 MHz RF Channel                                      and ____
--------------------------------------------------------------------------------
Variation across all RF Channels   < 5.0 (+ 2.5) dB    ___ dB
(500 MHz band, peak-to-peak)       -      -
--------------------------------------------------------------------------------
Difference between the total power < 10.0 dB           ___ dB
levels in two adjacent cross-      -                   RIF Channel ___
polarized 24 MHz VP and HP RIF                         and
Channels
--------------------------------------------------------------------------------
IRD input total power              -50 to -30 dBm       ___ dBm
(across 500 MHz)
--------------------------------------------------------------------------------
Carrier to Noise Ratio             > 49 dB             ___ dB
                                   -
--------------------------------------------------------------------------------
Carrier to Cross Modulation        > 48 dBc            ___ dB
and/or Intermodulation             -
--------------------------------------------------------------------------------
Composite Triple Beat              > 52 dBc            ___ dB
                                   -
--------------------------------------------------------------------------------
Second Order Beat                  > 52 dBc            ___ dB
                                   -
--------------------------------------------------------------------------------
Carrier to low frequency           > 40 dBc            ___ dB
Disturbances (hum)                 -
--------------------------------------------------------------------------------

                   Table Z-2 Signal Levels for Critical Parameters


SO Technical Specification 9/14/98                                            14

EXHIBIT D            STAR CHOICE MDU SYSTEM OPERATOR POLICIES AND
                                      PROCEDURES










September 10, 1998                                                             1

EXHIBIT D            STAR CHOICE MDU SYSTEM OPERATOR POLICIES AND
                                      PROCEDURES


Table of Contents
1    INTRODUCTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
2    STAR CHOICE MDU SYSTEM OPERATOR . . . . . . . . . . . . . . . . . . . . 3
     2.1  Application  . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
          2.1.1  Application Criteria  . . . . . . . . . . . . . . . . . . . 4
          2.1.2  Application Review Process  . . . . . . . . . . . . . . . . 4
          2.1.3  Approval and Notification . . . . . . . . . . . . . . . . . 4
     2.2  Training . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
          2.2.1  MDU Sales Training  . . . . . . . . . . . . . . . . . . . . 5
          2.2.2  MDU Technical Training  . . . . . . . . . . . . . . . . . . 7
     2.3  Execution of MDU System Operator Agreement . . . . . . . . . . . . 9
          2.3.1  Assignment of MDU System Operator Number  . . . . . . . . . 9
3    SYSTEM OPERATOR PROCEDURES. . . . . . . . . . . . . . . . . . . . . . . 9
     3.1  Right of Entry . . . . . . . . . . . . . . . . . . . . . . . . . .10
     3.2  Building Design Process  . . . . . . . . . . . . . . . . . . . . .11
     3.3  Technical Registration Process . . . . . . . . . . . . . . . . . .13
     3.4  Subscriber Orders and Service  . . . . . . . . . . . . . . . . . .14
          3.4.1  Order Processing  . . . . . . . . . . . . . . . . . . . . .14
          3.4.2  Subscriber Set-up . . . . . . . . . . . . . . . . . . . . .14
          3.4.3  Subscriber Billing and Collections  . . . . . . . . . . . .15
          3.4.4  Subscriber Billing and Collections  . . . . . . . . . . . .16
          3.4.5  Customer Service  . . . . . . . . . . . . . . . . . . . . .16
4    MARKETING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
     4.1  Advertising. . . . . . . . . . . . . . . . . . . . . . . . . . . .17
     4.2  Fulfillment of Sales Materials . . . . . . . . . . . . . . . . . .17
5    POLICIES AND PROCEDURES MANUAL UPDATES. . . . . . . . . . . . . . . . .17
6    NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18



September 10, 1998                                                            2

EXHIBIT D            STAR CHOICE MDU SYSTEM OPERATOR POLICIES AND
                                      PROCEDURES


        --------------------------------------------------------------


1  INTRODUCTION

     This Policies and Procedures Manual describes certain obligations of MDU System Operators and STAR CHOICE and the manner and method in which those obligations shall be fulfilled. Unless otherwise defined, capitalized terms shall have the meanings set forth in the STAR CHOICE MDU System Operator Agreement between STAR CHOICE and System Operator (the "System Operator Agreement"). In the event that any provisions of this Policies and Procedures Manual conflict with the System Operator Agreement or any provisions thereof, then the System Operator Agreement shall govern.

2  STAR CHOICE MDU SYSTEM OPERATOR

     STAR CHOICE MDU System Operators have established a business relationship with STAR CHOICE whereby a System Operator will (i) establish and maintain Signal Distribution Systems in MDU Properties to enable MDU residents to receive STAR CHOICE Programming, and (ii) act as commissioned sales representatives for STAR CHOICE to solicit and take orders for STAR CHOICE Programming from such MDU residents.

     The process for becoming a STAR CHOICE MDU System Operator involves four key steps: (1) submission of a STAR CHOICE MDU System Operator Application,
     (2) approval of the application by STAR CHOICE, (3) completion of Approved Applicant training, (4) execution and delivery to STAR CHOICE of the STAR CHOICE MDU System Operator Agreement. Only upon the completion of all four steps, as contemplated by this Policies and Procedures Manual, does an individual or entity become a STAR CHOICE MDU System Operator.

2.1  APPLICATION

     Individuals or businesses interested in becoming a STAR CHOICE MDU System Operator must complete a STAR CHOICE MDU System Operator Application and return the completed application to STAR CHOICE (each such individual or entity, an "Applicant").


September 10, 1998                                                             3

EXHIBIT D            STAR CHOICE MDU SYSTEM OPERATOR POLICIES AND
                                      PROCEDURES

2.1.1 Application Criteria


               STAR CHOICE may consider an Applicant for MDU System Operator if the Applicant meets certain criteria, including, but not limited to:

               a) The Applicant must have experience (i) marketing and selling television programming and (ii) fulfilling and installing satellite equipment in the MDU environment.

               b) The Applicant must have an effective business and marketing plan regarding the Applicant's plans for promoting, marketing, and soliciting orders from MDU residents for STAR CHOICE Programming.

               c) The Applicant must be a reputable, service-oriented business, with verifiable trade and financial references.

                    STAR CHOICE retains the right to modify and make exceptions to the above criteria, and consider additional criteria and qualifications in determining whether and Applicant shall become an Approved Applicant.

2.1.2 Application Review Process

               STAR CHOICE may solicit input from credible trade and financial sources regarding Applicants.

2.1.3 Approval and Notification

               Upon STAR CHOICE's review of the STAR CHOICE MDU System Operator Application and the additional requirements and related criteria set forth herein, and STAR CHOICE's approval of the application, and Applicant may become an Approved Applicant eligible for STAR CHOICE MDU training (hereafter "Approved Applicants"). STAR CHOICE will notify each Approved Applicant of its approved status through a written letter. NO APPLICANT SHALL BE CONSIDERED AN APPROVED APPLICANT UNLESS AND UNTIL SUCH APPLICANT


September 10, 1998                                                             4

EXHIBIT D            STAR CHOICE MDU SYSTEM OPERATOR POLICIES AND
                                      PROCEDURES

              RECEIVES A WRITTEN NOTIFICATION THEREOF FROM STAR CHOICE.

2.2  TRAINING

          STAR CHOICE Sales and Technical Training Seminars for existing MDU System Operators and Approved Applicants are of paramount importance. The goals of such training seminars are (i) to promote a complete understanding and knowledge of STAR CHOICE Programming, special packages and events, and customer service, (ii) to provide System Operator the information and procedures with respect to soliciting and transmitting Orders for STAR CHOICE Programming, and (iii) provide technical and installation guidelines for all Signal Distribution Systems in order to provide quality STAR CHOICE service. Only Approved Applicants are eligible for STAR CHOICE MDU Training Seminars, and SUCH TRAINING SEMINARS ARE REQUIRED FOR AN APPROVED APPLICANT TO BECOME A SYSTEM OPERATOR.


2.2.1 MDU Sales Training

               a)   INITIAL TRAINING

                    (i) STAR CHOICE TRAINING OF APPROVED APPLICANT

                    Key employees and managers of all Approved Applicants shall attend and participate in an initial STAR CHOICE MDU Sales Training Seminar prior to applicant becoming a MDU System Operator, and such additional training thereafter as STAR CHOICE shall reasonably require. STAR CHOICE shall provide the initial MDU Sales Training to System Operator's key employees and managers at no cost. Transportation and housing at the designated training location shall be System Operator's responsibility and at System Operator's expense. Upon completion of the MDU Sales Training, Approved Applicants shall receive a certificate of completion from STAR CHOICE.


September 10, 1998                                                             5

EXHIBIT D            STAR CHOICE MDU SYSTEM OPERATOR POLICIES AND
                                      PROCEDURES

                    (ii) TRAINING OF SYSTEM OPERATOR'S SALES PERSONNEL

                    All System Operator sales personnel must receive the STAR CHOICE MDU Sales Training before they are authorized to market, solicit, take or transmit (collectively, "Sell" or "Selling") any orders for STAR CHOICE Programming. System Operator sales personnel who do not complete training shall not be eligible to Sell Orders for STAR CHOICE Programming.

                    System Operator shall be responsible for providing such training to its employees. System Operator shall arrange for its sales personnel to receive the training seminar and associated training materials. STAR CHOICE shall have the right, in its reasonable discretion, to approve the agenda, length and content of any STAR CHOICE Sales training conducted by System Operator for its sales personnel.

                    One set of STAR CHOICE Sales Training materials, and periodic revisions of such training materials, shall be made available by STAR CHOICE to System Operator for use in its employee training. System Operator may be required to purchase additional quantities of training materials for use in training seminars.

                    All STAR CHOICE MDU sales training materials shall be treated as confidential by System Operator and its employees. STAR CHOICE may notify System Operator that certain STAR CHOICE materials and information are confidential and System Operator shall thereafter notify all employees of the confidentiality of such materials and information, and the confidentiality provisions of the System Operator Agreement shall apply to such materials. System Operator shall have its employees sign confidentiality agreements, if requested to do so by STAR CHOICE.

               b)   ADDITIONAL TRAINING

                    System Operator shall provide refresher training courses to its sales personnel at least once per calendar year, or on an as needed basis, regarding


September 10, 1998                                                             6

EXHIBIT D            STAR CHOICE MDU SYSTEM OPERATOR POLICIES AND
                                      PROCEDURES

                    new STAR CHOICE Programming, promotions and special events. All additional training of System Operator employees shall follow the same guidelines used for the STAR CHOICE MDU Sales Training and shall include any materials or instruction as STAR CHOICE may reasonably request.

2.2.2     MDU Technical Training

               Each Approved Applicant shall elect one of the following technical training options relative to constructing an MDU Signal Distribution System: (i) Approved Applicant or its technical personnel shall be trained and receive technical qualification by STAR CHOICE authorized trainers; (ii) Approved Applicant shall use only STAR CHOICE approved installers to design, construct, install and maintain the Signal Distribution System and connect individual subscribers to the Signal Distribution System.

               a)   TECHNICAL TRAINING

                    (i)   STAR CHOICE TRAINING OF APPROVED APPLICANT

                    Approved Applicant or Approved Applicant technical personnel shall attend and participate in an initial STAR CHOICE MDU Technical Training Seminar prior to Applicant's designation as an MDU System Operator, and such additional training thereafter as STAR CHOICE may reasonably require. STAR CHOICE, or a STAR CHOICE approved trainer, shall provide the initial STAR CHOICE MDU Technical Training Seminar at no cost to System Operator for the training seminar itself. Transportation and housing at the designated training location shall be System Operator's responsibility at System Operator's expense. Upon completion of the Technical Training Seminar, an Approved Applicant's technical personnel shall receive a certificate of completion and an identifying number ("Approved Installer Number") from STAR CHOICE.

                    (ii)  TRAINING OF SYSTEM OPERATOR TECHNICAL PERSONNEL

                    STAR CHOICE, or its designee, may train certain individuals from SO's technical personnel and issue an


SEPTEMBER 10, 1998                                                            7

EXHIBIT D            STAR CHOICE MDU SYSTEM OPERATOR POLICIES AND
                                      PROCEDURES

                    "Authorized Trainer Number" upon successful completion of a trainer training program. The qualified individual, as a minimum, shall possess an "Approved Installer Number" issued by STAR CHOICE or its designee. Authorized Trainers are qualified to train installers and issue an "Approved Installer Number" to each installer upon successful completion of the installer training program.

                    (iii) ADDITIONAL TRAINING

                    All approved installers and approved trainers must receive refresher training at least once per calendar year, or as reasonably required by STAR CHOICE, to address new technical developments in the DTH system or design and construction of Signal Distribution Systems.

                    One set of technical training materials, and periodic revisions of such training materials, shall be made available by STAR CHOICE to approved trainers for use in providing STAR CHOICE MDU technical training to other System Operator personnel. System Operator may be required to purchase additional quantities of training materials for use in technical training seminars.

                    (iv)  TRAINING MATERIAL CONFIDENTIALITY

                    Some STAR CHOICE MDU Technical Training seminar materials may be marked with a confidential clause. SO shall notify all staff to maintain strict adherence to the confidentiality clause in handling and use of such materials.

               b)   USE OF STAR CHOICE APPROVED MDU INSTALLERS

                    System Operators may choose to forego STAR CHOICE technical training and elect to use existing STAR CHOICE approved MDU installers to complete service installation and maintenance on Signal Distribution Systems in SO Properties. If this option is selected, an approved MDU Installer's signature and ID number must be included on all technical paperwork required from System Operator under the System Operator Agreement, including, without limitation, the Signal Distribution System Design and Technical Registration Form. STAR CHOICE shall provide

September 10, 1998                                                             8

EXHIBIT D            STAR CHOICE MDU SYSTEM OPERATOR POLICIES AND
                                      PROCEDURES

                    to System Operator, upon its request, the names and contact information of STAR CHOICE approved MDU installers.

2.3  EXECUTION OF MDU SYSTEM OPERATOR AGREEMENT

          Only after completion of the application and training requirements set forth above shall an Approved Applicant be eligible to become an MDU System Operator. The satisfactory completion of the following four setps is required before STAR CHOICE shall authorize a System Operator and assign a STAR CHOICE MDU System Operator number: (1) submission of a STAR CHOICE MDU System Operator Application, (2) approval of the application by STAR CHOICE, (3) completion of Approved Applicant Sales and Technical Training, (4) execution of STAR CHOICE's MDU System Operator Agreement. STAR CHOICE reserves the right to accept or reject an Approved Applicant for any reason.

2.3.1 Assignment of MDU System Operator Number

               Authorization of an MD. System Operator shall be granted upon completion of the aforementioned four steps, at which time an MDU System Operator Number will be assigned by STAR CHOICE. The System Operator Number is the identification number STAR CHOICE uses to recognize SO Subscriber Orders, calculate STAR CHOICE Commissions payable to System Operator, and otherwise identify and track information pertaining to System Operator, SO Properties, and SO Subscribers.

3    SYSTEM OPERATOR PROCEDURES

     Under the MDU System Operator Agreement, System Operator must obtain and maintain throughout the Term of the System Operator Agreement a valid Right of Entry for each SO Property, granting System Operator access to an MDU Property for purposes of constructing the Signal Distribution System and soliciting orders for STAR CHOICE Programming. Set forth below are certain procedures with which System Operators must comply in order (i) properly to obtain Rights of Entry for MDU Properties, (ii) to receive STAR CHOICE approval of Signal Distribution System Designs, Technical Registration Forms, Subscriber orders and (iii) to provide adequate customer service for SO Subscribers and Independent SO Subscribers.

September 10, 1998                                                             9

EXHIBIT D            STAR CHOICE MDU SYSTEM OPERATOR POLICIES AND
                                      PROCEDURES

3.1  RIGHT OF ENTRY

          System Operator shall follow the process outlined below in obtaining Right of Entry Agreements (ROE) for MDU Properties. The ROE is a written agreement between the System Operator and the owner or manager of an MDU Property which authorizes the System Operator to install and maintain the Signal Distribution System in the MDU Property and solicit orders for STAR CHOICE Programming.

          a) System Operator shall contact multiple-dwelling property owners and management companies and market the STAR CHOICE multiunit service concept.

          b) Upon verifying that the selected property represents strong potential, the System Operator shall transmit to STAR CHOICE via facsimile the property information to determine if the property has been previously allocated to another System Operator. System Operator will be notified by STAR CHOICE if another System Operator has submitted a request with respect to that property.

          c) System Operator shall proceed to secure owner/property management signatures on an ROE.

          d) System Operator shall forward all relevant information concerning the MDU Property and a copy of the fully executed ROE to STAR CHOICE at the address provided in Section 6 hereof.

               No Commissions or other monies shall be paid by STAR CHOICE to System Operator with respect to an MDU Property unless and until STAR CHOICE has received a copy of the executed ROE and required property information. PROPERTY INFORMATION SHALL INCLUDE: MDU Property name; owner and management company name, name of contact person, address and telephone number; total number of units; main property address; listing of property unit addresses; and property description (i.e. apartment, condo, townhouse complex, etc.) and size (i.e. number of units).

          e) Upon receipt of the fully executed ROE and the required property information, STAR CHOICE will notify System Operator that the ROE and MDU Property have been accepted. The acceptance communication will include an assigned Property Billing Number (unique to each MDU property) which is used to identify the building by STAR CHOICE for purposes of calculating Commissions, identifying SO Subscribers and reviewing the corresponding Design and Technical Registration Form.


SEPTEMBER 10, 1998                                                            10

EXHIBIT D            STAR CHOICE MDU SYSTEM OPERATOR POLICIES AND
                                      PROCEDURES

3.2  BUILDING DESIGN PROCESS

          Prior to the installation of a signal distribution system in an SO Property, the SO shall provide to STAR CHOICE for review an MDU design and installation document package as required by the System Operator Agreement. During such initial phase, STAR CHOICE may review each submitted MDU design package and STAR CHOICE may require modifications. Installation may not commence until the updated, resubmitted MDU design package has received written acceptance from STAR CHOICE. The length of such MDU review period shall be determined by STAR CHOICE.

          The signal distribution system design shall adhere to the MDU Technical Specifications including, but not limited to, the following procedures:

          a) System Operator shall prepare the Signal Distribution System Design and installation schedule. The Design shall include a schematic of the MDU Signal Distribution System which indicates the planned signal distribution infrastructure, all test points (minimum one per floor) with design power levels (dBm), and the manufacturer and model of any Components (signal distribution components) to be used. Design requirements, as noted in STAR CHOICE's MDU Technical Specifications, Exhibit C to the System Operator Agreement, may be periodically revised by STAR CHOICE to reflect changes in the MDU delivery systems technology and new developments in Components. System Operator shall receive from STAR CHOICE revised Design requirements and will have thirty (30) days to incorporate such revisions as are commercially and technically feasible to enable each Signal Distribution System to meet the Technical Specifications.

          b) System Operator shall submit Design and material plans (according to MDU Technical Specifications) to STAR CHOICE at the address specified in Section 6 hereof.

          c) STAR CHOICE's engineering staff will review submitted Designs for compliance with the Technical Specifications. STAR CHOICE will notify System Operator in writing as to the status of submitted Designs. If STAR CHOICE believes, in good faith, that a Design does not comply with the Technical Specifications or is otherwise not feasible, STAR CHOICE shall notify System Operator and may, if possible, suggest changes to bring the Design into compliance.


September 10, 1998                                                            11

EXHIBIT D            STAR CHOICE MDU SYSTEM OPERATOR POLICIES AND
                                      PROCEDURES

          d) Upon receipt of STAR CHOICE's letter indicating its acceptance of a submitted Design, System Operator may commence Signal Distribution System construction. As required by the System Operator Agreement, System Operator shall use only STAR CHOICE approved MDU installers to construct and maintain the Signal Distribution System (including the DTH Receivers, DTH Dishes and any Components) in a MDU Property.

          e) System Operator shall provide installation progress reports to STAR CHOICE periodically or as STAR CHOICE may reasonably request. System Operator shall also promptly notify STAR CHOICE of any material changes to the installation schedule or the Design.

          f) STAR CHOICE plans to continuously evaluate, recommend, authorize signal distribution components and make such information obtainable to SO. Three STAR CHOICE component approval levels are planned: Available Components, Recommended Components, Authorized Components. Components that vendors claim (to STAR CHOICE in writing) as compliant to applicable STAR CHOICE specifications may be designated, at STAR CHOICE's sole discretion, as "Available Components" to the SO. STAR CHOICE may conduct vendor-independent testings of selected "Available Components". Such tested and passed components may be designated, at STAR CHOICE's sole discretion, as "Recommended Components" to the SO. Certain key signal distribution components in the "Recommended Components" category, such as multi-switches, distribution amplifiers etc. may be authorized by STAR CHOICE, at STAR CHOICE's sole discretion, to carry STAR CHOICE's approved logo. Such authorized components shall be designated as "Authorized Components" to the SO.

          g) The review and approval requirements by STAR CHOICE or it authorized personnel, set forth herein are intended to identify potential problems that could cause non-compliance with the MDU Technical Specification. However, neither the review or approval may be construed to mean, explicitly or implicitly, that the system will function properly or that it will meet electrical, fire, or any other system function and compliance and for safety requirements. SO shall bear the sole responsibility for system function and compliance, and for obtaining all necessary MDU installation inspection and approvals from local authorities per applicable local and national electrical and fire codes.

September 10, 1998                                                            12

EXHIBIT D            STAR CHOICE MDU SYSTEM OPERATOR POLICIES AND
                                      PROCEDURES

          h) Upon receipt of STAR CHOICE's letter indicating end of the initial review and approval period, no MDU design package needs to be submitted for review or approval. However, for each MDU installation, an MDU design package shall be retained and filed by the SO. STAR CHOICE reserves the right to request design documentation of specific MDU(s) for review. SO shall provide to STAR CHOICE copies of the MDU design documentation within two (2) business days of receipt of a written request from STAR CHOICE.

          i) STAR CHOICE reserves the right to inspect MDU site(s) to verify full compliance to STAR CHOICE's satisfaction. The SO shall grant access to the requested MDU site(s) and assist STAR CHOICE or its designee with a technical review, inspection and measurements of the system's performance. Access shall be granted within two (2) business days of receipt of a written request from STAR CHOICE.

3.3  TECHNICAL REGISTRATION PROCESS

          Upon completion of construction of the Signal Distribution System, System Operator shall promptly for-ward to STAR CHOICE a completed Technical Registration Form, in the form of Exhibit C to the System Operator Agreement, and comply with the following procedures:

          a) System Operators shall measure the digital signal quality for each Star Choice RF channel in the Signal Distribution System using a DTH IRD at the worst case drop point.

          b) The System Operator shall complete the Technical Registration Form in its entirety and according to the instructions described therein.

          c) System Operator shall return the Technical Registration Form to the address set forth in Section 6 of these Policies and Procedures.

          d) Upon receipt and review of the Technical Registration Form, STAR CHOICE shall notify System Operator of STAR CHOICE's determination whether the Technical Registration Form demonstrates that the Signal Distribution System meets the minimum reporting requirements of the Technical Specifications. If at any time STAR CHOICE determines in good faith that a Signal Distribution System is not in compliance with the Technical Specifications, because it does not meet the measurement


September 10, 1998                                                            13

EXHIBIT D            STAR CHOICE MDU SYSTEM OPERATOR POLICIES AND
                                      PROCEDURES

               standards or otherwise, the System Operator shall cure such noncompliance within thirty (30) days of STAR CHOICE's notification thereof. Following such a notification, System Operator shall submit a new Technical Registration Form reflecting the corrective action taken. After the 30-day cure period has elapsed, and prior to STAR CHOICE receiving evidence of corrective action and a new Technical Registration Form, STAR CHOICE may suspend payment of any Commissions or other payments otherwise due System Operator until such corrective action is taken and a new Technical Registration Form is received and approved.

3.4  SUBSCRIBER ORDERS AND SERVICE

          The following procedures shall be followed by System Operators before STAR CHOICE will accept subscriber orders and establish SO Subscriber accounts.

3.4.1 ORDER PROCESSING

               a) System Operators shall permit only employees, and not any independent contractors, agents or other persons or entities, to solicit, take or transmit any orders for STAR CHOICE Programming, unless otherwise agreed to between System Operators and STAR CHOICE in writing.

               b) Promptly after System Operator receives an order for STAR CHOICE Programming from a resident of a SO Property, System Operator shall forward to STAR CHOICE within two (2) business days of receipt of such order all of the Subscriber Information pertaining to such order set forth in Subscriber Set-up (below).

3.4.2 SUBSCRIBER SET-UP

               a) System Operator shall complete each section of the DTH Subscriber Activation Form, attached hereto as Schedule 3.4.2, and immediately deliver such form to STAR CHOICE.

               b) When completing the DTH Subscriber Activation Form, System Operators shall:

September 10, 1998                                                            14

EXHIBIT D            STAR CHOICE MDU SYSTEM OPERATOR POLICIES AND
                                      PROCEDURES

                    1. Ensure that each blank on the form is completed and the information supplied is legible.

                    2. Include the System Operator Number assigned at the time of System Operator approval. If you do not know that number, call STAR CHOICE Trade Relations as set forth in Section 6.

                    3. Include the subscriber's physical address where the DTH Receiver is located. A subscriber account cannot be established with a P.O. box or other non-residential address. If the customer has different billing address, please specify. Provide the Property Billing Number for the corresponding SO Property that was assigned at the time the Right of Entry was submitted to STAR CHOICE.

                    4. Always specify at the bottom of the Subscriber Activation Form whether the services will be billed to service operator or to the customer.

                    5. If you have any questions about the information required by the Subscriber Activation Form, contact STAR CHOICE.

               c) Following completion of the DTH Subscriber Activation Form, the System Operator shall transmit the form to STAR CHOICE Trade Relations. Only after receiving, approving and accepting an order from System Operator shall STAR CHOICE be obligated to establish a customer account for the subscriber and arrange for activation of STAR CHOICE Programming.

3.4.3 Subscriber Billing and Collections

               a) For each SO Subscriber, System Operators shall install the DTH Receiver, connect it to the Signal Distribution System and request activation by STAR CHOICE within five (5) business days from the order date by contacting STAR CHOICE Customer Service.

               b) System Operator shall provide new customers with instructions to forward all system repair and service inquiries to System Operator and forward all other customer service, programming, and billing inquiries to STAR CHOICE Customer Service as set forth in Section 6 hereof.


September 10, 1998                                                            15

EXHIBIT D              CHOICE MDU SYSTEM OPERATOR POLICIES AND
                                      PROCEDURES

3.4.4 Subscriber Billing and Collections

               a) After receiving a STAR CHOICE Programming order for an SO Subscriber and the corresponding Subscriber Activation Form, System Operator shall cooperate with STAR CHOICE in its efforts to collect STAR CHOICE Programming fees from SO Subscribers.

               b) System Operator shall not collect any monies due to STAR CHOICE from any STAR CHOICE Subscriber or potential subscriber. If System Operator should receive any subscription fees or other money due to STAR CHOICE, then System Operator shall promptly notify STAR CHOICE of such payments and perform such actions in connection therewith as reasonably requested by STAR CHOICE including, without limitation, remitting to STAR CHOICE such fees, money and applicable taxes. Any subscription fees remitted to System Operator and not immediately forwarded to STAR CHOICE shall be deducted from System Operator's future Commissions, including interest and penalties thereon.

3.4.5 Customer Service

               a) System Operator shall provide necessary and appropriate customer service functions to all SO Subscribers and Independent SO Subscribers, which service shall include a 24 hours a day, 7 days a week reporting mechanism or procedure enabling residents of SO Properties to leave messages regarding service with System Operator.

               b) System Operator shall respond to all customer service messages promptly and shall contact any customer reporting a problem or concern with a DTH Receiver or Signal Distribution System within 24 hours of such customer report.

               c) System Operator shall be primarily responsible for resolution of all customer inquiries from residents of SO Properties. After a good faith effort to address such inquiries in a satisfactory manner, System Operator may


September 10, 1998                                                            16

EXHIBIT D            STAR CHOICE MDU SYSTEM OPERATOR POLICIES AND
                                      PROCEDURES

                    notify STAR CHOICE regarding any inquiries that System Operator is unable to resolve.

               d) STAR CHOICE shall be solely responsible for billing STAR CHOICE Subscribers for STAR CHOICE Programming, responding to STAR CHOICE billing and programming inquiries, collecting of subscription fees, and performing any other customer service functions not specifically designated to System Operator herein.

4    MARKETING

4.1  ADVERTISING

          System Operators must adhere to the Advertising Guidelines established by STAR CHOICE and outlined in the "Advertising Guidelines For STAR CHOICE Programming and the DTH System" attached hereto as Schedule X[?], and comply with STAR CHOICE trademark and logo usage guidelines contained therein. STAR CHOICE may send approved advertising copy to System Operator for use over a specified time period. System Operator shall not distribute photocopies of STAR CHOICE sales and advertising materials without the prior written approval of STAR CHOICE.

4.2  FULFILLMENT OF SALES MATERIALS

          STAR CHOICE may institute a fulfillment program whereby various sales materials may be purchased by STAR CHOICE MDU System Operators.

          System Operators availing themselves of such program should contact STAR CHOICE Trade Relations as set forth in Section 6.

5    POLICIES AND PROCEDURES MANUAL UPDATES

     STAR CHOICE may, in its sole discretion, amend this Policies and Procedures Manual at any time and System Operator shall be provided copies of any such amendments. System Operator shall have thirty (30) days from the date of receipt of such amendments to come to compliance with any material changes therein.

September 10, 1998                                                            17